As Filed with the Securities and Exchange Commission on December 17, 2020

Registration No. 333-250025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Amendment No. 2

MEDICALE CORP

(Exact name of registrant as specified in its charter)

Nevada	8000	EIN 98-1556944
(State or other jurisdiction of incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Otar Lortkifanidze 16

Tbilisi

Georgia, 0114

+17026054432

medicalecorp@gmail.com

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Incorp Services, Inc

3773 Howard Hughes Parkway Suite 500 S

Las Vegas, NV 89169-6014

+1 (702) 866-2500

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock	10,200,000	$0.01	$102,000	$12.98

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended.

(2)	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 12, 2020

PRELIMINARY

PROSPECTUS

MEDICALE CORP

Up to a maximum of 10,200,000 Shares of Common Stock at $0.01 per share

This is the initial offering of common stock of Medicale Corp. No public market currently exists for our securities or the shares being offered. We are offering for sale 10,000,000 shares of Common Stock on a "self-underwritten", best effort basis. Additionally, a selling shareholder is selling an additional 200,000 shares in this offering. The shares will be offered at a fixed price of $0.01 per share for a period not to exceed 270 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days.

The offering shall terminate on the earlier of (i) when the offering periods ends (270 days from the effective date of this Prospectus), (ii) the date when the sale of all 10,200,000 shares is completed, or (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to completion of the sale of all 10,200,000 shares registered under the Registration Statement of which this Prospectus is a part.

There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. In offering the securities on our behalf, Mr. Borisi Alborovi will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the "Exchange Act"). The intended methods of communication include, without limitation, telephone and personal contacts.

Since there is no minimum amount of shares that must be sold by us, we may not receive any proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that:

•	has not received enough proceeds from the offering to expand operations; and
•	has no market for its shares. See “RISK FACTORS.”

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings, if any, or net worth.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Our auditor has issued a going concern opinion.

We are an “emerging growth company” as defined under the federal securities laws and are subject to reduced public company reporting requirements.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 7 THRU 14 BEFORE BUYING ANY SHARES OF THE COMPANY’S COMMON STOCK.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

OUR SECURITIES ARE NOT CURRENTLY LISTED ON ANY EXCHANGE. IMMEDIATELY FOLLOWING COMPLETION OF THIS OFFERING, WE PLAN TO CONTACT A MARKET MAKER TO APPLY TO HAVE THE SHARES LISTED AND QUOTED ON THE OTC ELECTRONIC BULLETIN BOARD (OTCBB) AND/OR THE OTCQB; HOWEVER, WE CANNOT GUARANTEE THAT OUR APPLICATION WILL BE ACCEPTED OR APPROVED. AS OF THE DATE OF THIS FILING, THERE HAVE BEEN NO DISCUSSIONS OR UNDERSTANDINGS BETWEEN US, OR ANYONE ACTING ON OUR BEHALF, WITH ANY MARKET MAKER REGARDING PARTICIPATION IN A FUTURE LISTING OF OUR SECURITIES.

The information in this Prospectus is not complete and may be changed. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is November 12, 2020.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

This summary provides an overview of certain information contained elsewhere in this Prospectus and does not contain all of the information that you should consider or that may be important to you. Before making an investment decision, you should read the entire Prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to the financial statements. In this Prospectus, the terms the “Company,” “we,” “us” and “our” refer to MEDICALE CORP, unless otherwise specified herein.

To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors and the financial statements.

Our Business

Medicale Corp was incorporated in the State of Nevada and established on August 17, 2020. We have no revenue and have incurred losses since inception. The Company possesses an asset in a form of an operative website with news blog. We have purchased an existing website from Vazha Berezhiani. He was the previous operator. The previous operator agreed to sell the website to the company for the amount of $12,000. Eventiko Inc. should deliver payment to the seller within 360 days from the purchasing date – September 30, 2020. We are a development-stage company formed to commence operations concerned with the Dietary Supplements. We have developed a full business plan. We maintain our statutory registered agent’s office at 3773 Howard Hughes Parkway, Suite 500s, Las Vegas, Nevada 89169-6014. Our business office is located at Otar Lortkifanidze 16, Tbilisi, Georgia, 0114. Our telephone number is +1 7026054432.

We plan to offer consulting services and distribution of the dietary supplements. A dietary supplement is a manufactured product intended to supplement the diet when taken by mouth as a pill, capsule, tablet, or liquid. A supplement can provide nutrients either extracted from food sources or synthetic, individually or in combination, in order to increase the quantity of their consumption. The class of nutrient compounds includes vitamins, minerals, fiber, fatty acids and amino acids. Dietary supplements can also contain substances that have not been confirmed as being essential to life, but are marketed as having a beneficial biological effect, such as plant pigments or polyphenols. Animals can also be a source of supplement ingredients, as for example collagen from chickens or fish.

Our products will be offered through our web-site at prices marked-up from 15% to 20% of our cost. We are currently negotiating with manufacturing companies directly in order to establish wholesale deliveries and get wholesale prices for dietary supplements to distribute on our website. The website address: http://medicalecorp.com. The website is currently operational. The site will provide different variants of products, such as: vitamins, minerals, proteins and amino acids, essential fatty acids, probiotics and other products, as well as direct contact with our company for consulting services. Additionally the website has a news blog with the information concerning dietary supplements and healthy lifestyle. Furthermore, the purchased website provides us with an ability to fill up to 5,000 items with products and expand its functionality.

Our financial statements accompanying this Registration Statement have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. We incurred net losses of $1,923 from Inception on August 17 through September 30, 2020. We have recognized no revenues since our inception. As of September 30, 2020 the Company’s assets were $12,200. We may continue to incur losses as we execute our strategies and may never obtain profitability. If we fail to execute our business strategy or if there is a change in the demand for our services or market conditions, or any other assumptions we used in formulating our business strategy, our long-term strategy may not be successful, and we may not be able to achieve and/or maintain profitability.

While our current burn rate is nominal, it is expected that our costs of operations will increase significantly due primarily to the costs associated with being a reporting company. Based upon our current business plan, we may continue to incur losses in the foreseeable future and there can be no assurances that we will ever establish profitable operations. These and other factors raise substantial doubt by our auditors about our ability to continue as a going concern. See “RISK FACTORS.”

We estimate that we need approximately $25,000 to support our limited operations during the next twelve months. As specified in the Use of Proceeds section, we are attempting to raise $100,000 from this offering. We believe the maximum proceeds from this offering will be sufficient to meet our cash requirements for the next 12 months.

Proceeds from this offering are required for us to proceed with our business plan over the next twelve months. We require minimum funding of approximately $25,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $25,000, our business may fail. We do not anticipate earning sufficient revenues until we enter into commercial operation. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully establish our online web-site services related to our planned activities.

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We have no present plans to be acquired by or to merge with another company, nor do our shareholders have plans to enter into a change of control or similar transaction.

Jumpstart Our Business Startups Act

We are electing to opt out of the JOBS Act of 2012 extended accounting transition period.

Pursuant to the JOBS Act of 2012, as an emerging growth company, we can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the Public Company Accounting Oversight Board (“PCAOB”) or the Securities and Exchange Commission (the “SEC”). We have elected to opt out of such extended transition period. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;
•	An exemption to provide less than five years of selected financial data in an initial public offering registration statement;
•	An exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;
•	An exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;
•	An exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and
•	reduced disclosure about the emerging growth company's executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

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Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to take advantage of the benefits of this extended transition period. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We would cease to be an emerging growth company upon the earliest of:

•	the first fiscal year following the fifth anniversary of this offering;
•	the first fiscal year after our annual gross revenues are $1 billion or more;
•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or
•	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

The Offering

The Issuer:	Medicale Corp

Securities Being Offered:	10,000,000 shares of common stock; a selling shareholder is selling an additional 200,000 shares in this offering. A total of 10,200,000 shares are being offered.

Price Per Share:	$0.01

Gross Proceeds	$102,000

Duration of the offering

The offering shall terminate on the earlier of

(i) the date when the sale of all 10,200,000 common shares is completed

(ii) 270 days from the date of this Prospectus unless extended by our director for an additional 90 days (up to 360 days); or (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,200,000 shares registered under the Registration Statement of which this Prospectus is part.

Securities Issued and Outstanding:	There are 3,200,000 and 200,000 shares of common stock issued and outstanding as of the date of this Prospectus.

Risk Factors	See “Risk Factors” and the other information in this Prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary Financial Information

The table and information below are derived from our audited financial statements for the period from our inception on August 17, 2020 through September 30, 2020.

As of September 30, 2020
Balance Sheet
Total Assets	$12,200
Total Liabilities	$(13,603)
Stockholders’ Deficit	$1,403

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SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made some statements in this Prospectus, including some under “RISK FACTORS,” “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,” “DESCRIPTION OF BUSINESS” and elsewhere, which constitute forward-looking statements. These statements may discuss our future expectations or contain projections of our results of operations or financial condition or expected benefits to us resulting from acquisitions or transactions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. These factors include, among other things, those listed under “RISK FACTORS” and elsewhere in this Prospectus. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

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RISK FACTORS

Investors should carefully consider the following factors in evaluation our business, operations and financial condition. Additional risks and uncertainties not presently known to us, that we currently deem immaterial, or that are similar to those faced by other companies in our industry or business in general, such as competitive conditions, may also impair our business operations. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition and results of operations.

Risks Related To Our Company

We are a start-up company, have generated no revenues since inception and lack an operating history. An investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plan.

Our Company was incorporated on August 17, 2020. We have not yet commenced operations or generated revenues. We have a short operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the highly competitive industry. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to attract customers for our products while keeping costs to a minimum. Based upon current plans, we expect to incur operating losses in future periods as we incur expenses associated with the development and potential expansion of our business. Furthermore, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our operations or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering. There are no assurances that any additional capital will be available to us in the future if so required.

Our auditor has expressed substantial doubt about our ability to continue as a going concern.

The financial statements included with the registration statement of which this Prospectus is a part have been prepared on a going concern basis. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and pay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern.  We plan to continue to provide for our capital needs through sales of our securities and/or related party advances. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

We face strong competition from larger and well established companies, which could harm our business and ability to operate profitably.

Our industry is competitive. There are many different dietary supplements products distributors. Even though the industry is highly fragmented, it has a number of large and well established companies, which are profitable and have developed a brand name. Aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.

If we do not attract customers, we will not make a profit, which ultimately will result in a cessation of operations.

We currently have no customers. We have not identified any customers and we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell dietary supplements at prices which generate a profit.

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Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our products known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Imposition of trade barriers and taxes may reduce our ability to do business, and the resulting loss of revenue could harm our profitability.

We may be subject to repatriation taxes levied upon the exchange of income from local currency into foreign currency, substantial taxes of profits, revenues, assets and payroll, as well as value-added tax. The markets in which we plan to operate may impose onerous and unpredictable duties, tariffs and taxes on our business and products, and there can be no assurance that this will not reduce the level of sales that we achieve in such markets, which would reduce our revenues and profits.

Because our current president has some other business interests, he may not be able to or be willing to devote sufficient amount of time to our business operations, causing our business to fail.

Borisi Alborovi, our President, currently devotes approximately thirty hours per week providing management services to the Company. While he presently possesses adequate time to attend to our business interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Borisi Alborovi to the Company could negatively impact our business development.

If Borisi Alborovi, our sole officer and director, should resign or die, that could result in our operations being suspended. if that should occur, our business could fail, and you could lose your entire investment.

We solely, and therefore are extremely depend on the services of our sole officer and director, Borisi Alborovi, for the future success of the business. The loss of the services of Borisi Alborovi, could have an adverse effect on our business, financial condition and results of operations. Borisi Alborovi is our sole officer and director, and if he should die there will be no one to appoint a new officer and in that event we will have no alternative but to cease operations.

Our director will continue to exercise significant control over our operations, which means as a minority shareholder, you would have no control over certain matters requiring stockholder approval that could affect your ability to ever resell any shares you purchase in this offering.

After the completion of this offering, our management will own a substantial percentage of our common stock. In the event that fewer than the maximum shares of the offering are sold, management’s percentage ownership will be even higher. It will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Its interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

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Because the company’s headquarter and assets are primarily located outside the United States investors may experience difficulties in attempting to effect service of process and to enforce judgments based upon U.S. federal securities laws against the company and its non-U.S. resident officer and director.

While we are organized under the laws of State of Nevada, our officer and Director is a non-U.S. resident and our headquarters and assets are located outside the United States. Our headquarters and major assets, other than our bank account, which was not yet opened as of the date of this filing, are in Georgia. Consequently, it may be difficult for investors to affect service of process on him in the United States and to enforce in the United States judgments obtained in United States courts against him based on the civil liability provisions of the United States securities laws, enforce judgments based on the civil liability provisions of the United States securities laws or bring an original action against him in Georgia court to enforce liabilities based upon the United States federal securities laws. Since our major assets, other than our bank account, are currently located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us.

Our business is substantially dependent on operations outside the United States, where we have limited experience, and if we are unable to manage the risks presented by our business model in Georgia, our financial results and future prospects will be adversely impacted.

Conducting our business in Georgia, where we have limited experience, subjects us to risks. These risks include:

a)	laws and regulations more restrictive than those in the United States, including laws governing competition, pricing, payment methods, Internet activities, transportation network companies, logistics services, real estate tenancy laws, tax and social security laws, email messaging, privacy, collection, use, processing, or sharing of personal information, and other activities important to our business;
b)	operational and compliance challenges caused by language, and cultural differences;
c)	exposure to business cultures in which improper business practices may be prevalent;
d)	fluctuations in currency exchange rates;
e)	adverse tax consequences, including the complexities of Georgian value added tax systems, and restrictions on the repatriation of earnings

These risks could adversely affect our operations, which could in turn adversely affect our business, financial condition, and operating results.

Our business is subject to numerous legal and regulatory risks that could have an adverse impact on our business.

Our company will be a subject to differing, and sometimes conflicting, laws and regulations in the Georgian jurisdictions in which we will provide our offerings. We could be a subject to national, state, local, or municipal laws and regulations that are ambiguous in their application or enforcement or that we believe are invalid or inapplicable. It could significantly and materially harm our business, financial condition, and operating results by restricting or limiting how we operate our business, increasing our operating costs, and decreasing our number of potential customers. We cannot predict whether or when such proposals may be adopted.

Further, existing or new laws and regulations could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, and could dampen the growth and usage of our services.

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The sarbanes-oxley act imposes considerable encumbrance upon the company without providing equatable benefits to the company.

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) was enacted in response to public concern regarding corporate responsibility in the wake numerous accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate accountability, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the transparency, accuracy and reliability of corporate disclosures pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file regular reports with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”).

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of guidelines by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived heightened personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain suitable persons to serve as our directors or executive officers, and we may need to incur additional operating costs. This could curtail the company from becoming a profitable business.

The Coronavirus (“COVID-19”) pandemic could adversely impact our operations, demand for our products and services and our operating results.

The impact of the coronavirus ("COVID-19") outbreak on the financial condition of the Company will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the impact of COVID-19 on the overall economy, all of which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

Risks Associated With This Offering

The trading in our shares will be regulated by the Securities and Exchange Commission rule 15g-9 which established the definition of a “penny stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The term "penny stock" generally refers to a security issued by a very small company that trades at less than $5 per share.

The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

There is no trading market for our securities and there can be no assurance that such a market will develop in the future.

We intend to cause an application to be filed on our behalf to trade our Common Stock on the Over-the-Counter (OTCQB or OTCBB) securities markets in the near future. There is no assurance that our application will be approved, or once approved that a market for our stock will develop in the future or, if developed, that it will continue. In the absence of a public trading market, an investor may be unable to liquidate his investment in our Company. If we fail to obtain OTC listing, the shares may only trade in the “pink sheets,” a much less robust trading market.

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Market for penny stock has suffered in recent years from patterns of fraud and abuse

According to SEC releases: No. 23496, No. 2015-129, No.23864, No. 23881, No. 2014-21, No. 2020-72 the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	ownership and operation a registered broker-dealer engaging in manipulative trading, providing illegal kick-backs, and distributing promotional mailings of glossy "newsletters" with fake publication in order to tout the stocks and other false information about the promoters' identity, compensation, and control of the stock.
•	promoters illegally selling penny stock shares secretly obtaining through offshore front companies.
•	stock promoters involving in the manipulation and artificial inflation of the share price of a companies.
•	touting a thinly-traded microcap stock through false and misleading statements about the company to the marketplace. After purchasing low and pumping the stock price higher by creating the appearance of market activity, then dumping the stock to make huge profits by selling it into the market at the higher price.

•	being not registered as a securities dealer with the SEC and purchasing convertible notes from penny stock issuers, converting the notes into shares of stock at a large discount from the market price, and selling those newly issued shares into the market at a significant profit.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

The offering price of the shares have been determined arbitrarily by us and does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.

We have arbitrarily determined the offering price of the shares. In determining the number of shares and common stock to be offered and the offering price, we took into consideration the amount of money we would need to implement our business plans and the number of shares we wanted to offer to the public. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholder acquired his shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in the shares we are offering will result in the immediate and substantial dilution of the net tangible book value of your shares of common stock from the $0.01 you pay for them. Following completion of this offering and receipt of the net proceeds, assuming the sale of all 10,200,000 shares offered, the net tangible book value per share of common stock purchased in this offering will be approximately $0.0072. (See DILUTION).

There are no automated systems for negotiating trades on the OTCBB and it is possible for the price of a stock to go up or down significantly during a lapse of time between placing a market order and its execution, which may affect your trades in our securities.

Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders, an order to buy or sell a specific number of shares at the current market price, it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

We may not sell all of the shares offered and, in that event, we may not receive funds sufficient to conduct our operations or pay our offering expenses.

We may not sell all 10,200,000 shares offered by this Prospectus. Additionally, there is no minimum number of shares we must sell before we can utilize the proceeds from the purchase of shares. If we do not sell all 10,200,000 shares within the offering period (270 days), we will close the offering and subscription funds will not be returned to subscribers. In the event we do not sell all of those 10,200,000 shares, the amount of funds we receive from the sale of those shares we do sell may be minimal and may not allow us to continue our operations or even pay the costs of this offering.

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The market price of our Common Stock may fluctuate significantly in the future.

If our application to trade our Common Stock on the OTCBB or OTCQB is approved, we expect that the market price of our Common Stock may fluctuate in response to one or more of the following factors, many of which are beyond our control:

•	competitive pricing pressures;
•	our ability to market our services on a cost-effective and timely basis;
•	our inability to obtain working capital financing, if needed;
•	changing conditions in the market;
•	changes in market valuations of similar companies;
•	stock market price and volume fluctuations generally;
•	regulatory developments;
•	fluctuations in our quarterly or annual operating results;
•	additions or departures of key personnel; and
•	future sales of our Common Stock or other securities.

The price at which you purchase shares of our Common Stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of Common Stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. In the past, securities class action litigation has often been brought against a company following periods of stock price volatility. We may be the target of similar litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and our resources away from our business. Any of the risks described above could adversely affect our sales and profitability and also the price of our Common Stock.

We are a small, start-up company with one director on our Board which could result in a lack of independence needed on certain issues and decisions which impact our shareholders.

We are a small start-up company with only one director. As a result, we lack independent directors, independent board committees and an independent audit committee financial expert. In addition, Mr. Alborovi will own a substantial percentage of our issued and outstanding Common Stock after completion of this offering, assuming all of the Shares offered in this Offering are sold. Due to the controlling amount of that share ownership, he will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the Company or other matters that could affect your ability to ever resell your shares. Their interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

We do not anticipate payment of dividends, and investors will be wholly dependent upon the market for the Common Stock to realize economic benefit from their investment.

As holders of our Common Stock, you will only be entitled to receive those dividends that are declared by our Board of Directors out of retained earnings. We do not expect to have retained earnings available for declaration of dividends in the foreseeable future. There is no assurance that such retained earnings will ever materialize to permit payment of dividends to you. Our Board of Directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, reserve needs and other circumstances.

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We will be depositing all proceeds from this offering in a standard bank checking account as funds are received and we will be using those funds as needed and there is no guarantee that unforeseen circumstances may arise which might prevent all of the funds to be used as outlined in this Prospectus. If the proceeds are not used as proposed to successfully implement our business operations, our plans could fail and you could lose any investment you make in our shares.

All funds received from the sale of shares in this offering will be deposited into our business operating checking account, where our business operating account is, and the offering is closed. Since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who might obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held.  In addition, there are no mechanisms in place to insure the funds received from the sales of shares in this offering will remain segregated until all shares are sold and/or the offering is terminated. In any such instance, if all the offering proceeds aren't available to us on completion of the offering, we may not be able to successfully implement our business plans and generate revenues, which would result in a loss of any investment you make in our securities.

Our president, Mr. Borisi Alborovi does not have any prior experience conducting a best-efforts offering, and our best efforts offering does not require a minimum amount to be raised. As a result of this we may not be able to raise enough funds to commence and sustain our business and investors may lose their entire investment.  We plan to sell shares in this offering without an underwriter and may be unable to sell any shares.

Since we are not utilizing an underwriter in this offering Mr. Alborovi will be solely responsible for selling the shares being offered, however he does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise any funds successfully. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

No underwriter has been involved in the preparation of this Prospectus or performed any review or independent due diligence of the contents of this Prospectus. No underwriter had been involved in activities such as investigating the Company, verifying the accuracy of the disclosure and assisting the Company in setting the offering price.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock, if one develops, may be characterized by significant price volatility, and we expect that our share price may be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert our management's attention and resources.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our Common Stock, reducing a stockholder’s ability to resell shares of our Common Stock.

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State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this Prospectus.

If you purchase shares of our Common Stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our Common Stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our Common Stock for secondary trading, or identifying an available exemption for secondary trading in our Common Stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our Common Stock in any particular state, our Common Stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our Common Stock, the market for our Common Stock will be limited which could drive down the market price of our Common Stock and reduce the liquidity of the shares of our Common Stock and a stockholder’s ability to resell shares of our Common Stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

We cannot predict whether we will successfully effectuate our current business plan. Each prospective purchaser is encouraged to carefully analyze the risks and merits of an investment in our Common Stock and should take into consideration when making such analysis, among others, the Risk Factors discussed above.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale 100%, 75%, 50% and 25% respectively, of the securities offered for sale by the Company. There is no assurance that we will raise any amount as anticipated.

The following table does not give effect to any operating profits that we may realize during the next 12 months period. If, in fact, working capital is generated through operations (which cannot be assured) then additional funds will be available to accomplish the corporate objectives.

None of the proposed allocations set forth in the following table is a firm commitment by us. Projected expenditures are estimations or approximations only. Actual expenditures will differ from projected expenditures if: (1) less than the maximum offering is sold; (2) more funds than estimated are required to accomplish the objectives set by management in a particular area; (3) a particular objective can be obtained with less funding than anticipated; or (4) the objectives set by management are determined to be unobtainable. To the extent that the proposed objectives cannot be achieved for the scheduled amounts, management may draw supplemental amounts from other categories of estimated expenses (if available), from operating revenues (if any) or from additional financing, the availability of which cannot be assured. Any amounts not expended for scheduled purposes will be reallocated for general corporate purposes. In the event we are not successful in selling all of the shares offered herein, the amount allocated in the below table will be reduced proportionately to the amount of proceeds actually received.

Number of shares sold	25%	50%	75%	100%
Gross proceeds from this Offering	$25,000	$50,000	$75,000	$100,000
Annual cost of being public	$11,000	$11,000	$11,000	$11,000
Office rent	$2,000	$5,000	$7,000	$8,000
Marketing campaign	$6,500	$24,000	$44,000	$66,000
Website development	$3,500	$5,000	$7,000	$8,000
Additional expenses	$2,000	$5,000	$6,000	$7,000

There is no minimum amount we are required to raise in this offering; any funds received from the sale of stock by the Company will be immediately available to us. The above figures represent only estimated costs. Mr. Borisi Alborovi has agreed to loan us funds to implement our business plan and maintain our reporting status and quotation on the OTCBB or OTCQB until we raise funds from this offering. Mr. Alborovi is not obligated to loan us funds. Mr. Borisi Alborovi will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by our director and the loan bear interest at 0% per annum. Mr. Alborovi will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

Our sole director believes that to implement our plan of operations we require a minimum of $25,000 for the next twelve months. Even if all of the shares are sold, it is anticipated we may need to obtain additional financing, either debt or equity, in order to fully implement our business plan described herein. We do not have existing arrangements to raise additional capital through bank loans or otherwise should it be needed. There can be no assurance that any additional funds could be secured on terms favorable to us, or that they could be secured at all.

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DETERMINATION OF OFFERING PRICE

The offering price of the common stock offered hereby has been arbitrarily determined and has no relationship to any objective criterion of value. The price does not have any relationship to our assets, book value, historical earnings, or net worth. In determining the offering price, we considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the probability of acceptance of this offering.

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DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the “net book value” per share of common stock immediately after completion of the offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. In this offering, dilution is increased as a result of the relatively low book value of the Company’s issued and outstanding stock. Dilution occurs mainly because of our arbitrary determination of the price of the shares offered by this offering.  Also, this is due in part because of the common stock issued to our existing shareholders at prices lower than the price of this offering.

	25% Offering	50% Offering	75% Offering	100% Offering

Book value per share before the offering	$(0.0039)	$(0.0039)	$(0.0039)	$(0.0039)
Book value per share after the offering	$0.0001	$0.0030	$0.0046	$0.0056
Increase in book value per share to original shareholders	0.0040	0.0070	0.0086	0.0096
Number of shares outstanding before offering	3,400,000	3,400,000	3,400,000	3,400,000
Dilution to purchasers	$0.0099	$0.0070	$0.0054	$0.0044
Dilution as percentage	99%	70%	54%	44%
Gross offering proceeds	$13,987.00	$38,987.00	$63,987.00	$88,987.00
Number of shares after offering held by public investors	5,900,000	8,400,000	10,900,000	13,400,000
Purchasers of shares percentage of ownership after offering	42%	60%	69%	75%
Existing stockholders percentage of ownership after offering	58%	40%	31%	25%

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholders and by new investors in this offering:

	Total
	Price	Number of	Percent of	Consideration
	Per Share	Shares Held	Ownership	Paid

Existing Stockholder 1.	$0.0001	3,200,000	23.88%	$320
Existing Stockholder 2.	$0.001	200,000	1.49%	$200
Investors in this Offering	$0.01	10,000,000	74.62%	$100,000

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PLAN OF DISTRIBUTION

Offering Will be Sold by our Officers and Directors

This is a self-underwritten offering. This Prospectus is part of the Registration Statement that permits our CEO to sell the Shares on behalf of the Company directly to the public, including the 200,000 shares offered by Zauri Mdinaradze with no commission or other remuneration payable to the CEO for any shares he sells.

There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Borisi Alborovi, our officer and director, will sell the shares on behalf of the Company and intends to offer them to friends, family members and business acquaintances. Similarly, Zauri Mdinaradze intends to offer the 200,000 shares to his friends, family members and business acquaintances.

In offering the securities on our behalf, Borisi Alborovi will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The sole officer and director will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer, may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer

a.	Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

b.	Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our sole officer and director is not, and will not be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.	Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he:
•	primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and
•	is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and
•	has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Terms of the Offering and Offering Proceeds

The Shares offered by us will be sold at the fixed price of $0.01 per share until the completion of this Offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This Offering commenced on the date the registration statement was declared effective (which also serves as the date of this Prospectus) and continues for a period of 270 days, unless we extend the Offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date"). This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Our Requirements for Subscriptions. Right to Reject Subscriptions

If you decide to subscribe for any shares in this offering, you will be required to execute a subscription agreement and tender it, together with a check or certified funds to us. Subscriptions, once received and accepted by us, are irrevocable. All checks for subscriptions should be made payable to “MEDICALE CORP”

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

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DESCRIPTION OF OUR BUSINESS

General Information

MEDICALE CORP will be a website offering consulting services and distribution of the dietary supplements in Georgia. A dietary supplement is a manufactured product intended to supplement the diet when taken by mouth as a pill, capsule, tablet, or liquid. A supplement can provide nutrients either extracted from food sources or synthetic, individually or in combination, in order to increase the quantity of their consumption. The class of nutrient compounds includes vitamins, minerals, fiber, fatty acids and amino acids. Dietary supplements can also contain substances that have not been confirmed as being essential to life, but are marketed as having a beneficial biological effect, such as plant pigments or polyphenols. Animals can also be a source of supplement ingredients, as for example collagen from chickens or fish.

First year of operation we will see what is the best-selling product and what kind of consulting services potential clients require. Also we will see what brands, sizes are in demand. With this knowledge we will have an opportunity to attract more customers. We intend to buy all dietary supplements on wholesale and resell them around the Georgia via our internet platform We estimate that our products will be offered at prices marked-up from 15% to 20% of our cost. The fee for our consulting services will depend on the client’s requires and vary from $5 to $30.

In most cases we will take prepayments from our clients prior to shipment of dietary products. Potential customers will have two options to pay: by wire transfer or by sending a check/money order.  Our customers will be responsible to cover the shipping costs, taxes or any other additional charges that might be incurred. All shipments will be 100% insured for the value of the shipping, and the insurance cost for risk of damage or loss will be customers’ responsibility.

We have never been a party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

We have yet to commence operations. As of the date of this Prospectus we have had only limited start-up operations and have not generated revenues. We will not be profitable until we derive sufficient revenues and cash flows from commissions for our services and products. We believe that, if we obtain the proceeds from this offering and borrow any additional necessary funds from Mr. Alborovi, we will be able to conduct business pursuant to our business plan.

Our administrative office is located Otar Lortkifanidze 16, Tbilisi, Georgia, 0114. Our fiscal year end is September 30.

Company Website and News Blog

We have purchased a website. Our website address is : http://medicalecorp.com. The website is currently operational. The site provides different variants of products, such as: vitamins, minerals, proteins and amino acids, essential fatty acids, probiotics and other products, as well as direct contact with our company for consulting services. All products have their short description and the price. Additionally the website has a news blog with the information concerning dietary supplements and healthy lifestyle. Furthermore, the purchased website provides us with an ability to fill up to 5,000 items with products and expand its functionality.

Marketing

We plan to focus on direct sales online as we get started. And we need to hire an IT specialist for contextual advertising of our website. Also we will use social media such as Twitter, Facebook, Google+ and LinkedIn to market our products and services. Management will contact bloggers who write on our service niche and ask to review our products and a website. We are going to use banner advertisement on different websites and applications to advertise our products. We will also promote our services through word of mouth and ask our satisfied clients for referrals.

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Competition

The market for online dietary supplement is highly competitive. Numerous of the websites will compete with us. Our competitors are substantially larger and more experienced than us and have longer operating histories, and have materially greater financial and other resources than us. We have a weak competitive position in the industry and have not yet earned any revenue. We need capital to carry out our current business plan. We also anticipate that we will require additional financing in order to execute our business plan. We may not have sufficient financing to sustain our current operations.

Agreements

We have executed a Consulting Agreement with our director for monthly services. Agreement is filled as an Exhibit 10.1 to this Registration Statement.

Patents and Trademarks

At the present we do not have any patents or trademarks.

Research and Development Activities

Other than time spent researching our proposed business, we have not spent any funds on research and development activities to date.

Environmental Laws

Our operations are not subject to any environmental laws.

Description of Property

We do not own any real property. Our principal place of business is located Otar Lortkifanidze 16, Tbilisi, Georgia, 0114 which is provided to us on a rent free basis by our sole officer and director. Our telephone number is +17026054432.

Upon the completion of our offering, and funding permitting, we intend to establish an office elsewhere but have not identified a location as of the date of this Prospectus.

Legal Proceedings

We are not currently a party to any legal proceedings nor are we aware of any action that has been threatened.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Medicale Corp (“we,” “our” or the “Company”) was incorporated in the State of Nevada on August 17, 2020. To date we have not generated revenue from our business operations. Furthermore, as we are still in the early stages of developing our business and expect to operate at a loss as we grow our business. There is little historical financial information about our Company upon which to base an evaluation of our performance or to make a decision regarding an investment in our shares. We cannot guarantee that we will be successful in our business operations or that we will achieve significant, if any, level of market acceptance for our proposed business operations and products. Our business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, including limited capital resources, possible changes in consumer interest, possible cost overruns due to price and cost increases in services or products we require.

We have never been subject to any bankruptcy proceeding. Our principal executive offices are located located Otar Lortkifanidze 16, Tbilisi, Georgia, 0114. Our phone number is +17026054432.

Results of Operations

The period August 17, 2020 (inception) through September 30, 2020

During the period, we incorporated the Company and prepared a business plan. Our loss since inception is $(1,923). We have just recently started our business operation and incurred expenses related to incorporation.

As reflected in the accompanying financial statements, the Company had an accumulated deficit of $(1,923) and a $(13,403) working capital deficit at September 30, 2020, and a net loss of $(1,923) for the period then ended.

We have not yet generated revenue. We do not anticipate that we will generate significant revenues until we have raised the funds necessary to conduct a marketing program. There is no assurance we will ever generate revenue even if we raised all necessary funds.

We have purchased an operational website. The website address is http://medicalecorp.com.

Plan of Operation

During 12 months period from the date of this Prospectus, we will concentrate on the development of our operations, including obtaining the equity capital from this offering and plan to have our common stock quoted on the OTCQB or OTCBB. There is no assurance that we will raise any amount as anticipated or that our common stock will be approved for trading on any over-the-counter market.

If our plan has no revenue, then our minimum expenses for the next 12 months will be  $25,000.  We would not be able to apply sufficient funds to any other areas of developing our business, such as advertising and marketing, and would only provide a minimal amount to develop our website. This would seriously hinder the development of our business and our ability to generate revenues.

We intend to offer our products and services in Georgia, and we plan to run our business from outside the United States during the first years of operation.

Milestones that we will need to accomplish in order to implement our business plan in the next twelve months are as follows:

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SEARCHING FOR WEBSITE DEVELOPER, MOBILE APPLICATION DEVELOPER, OFFICE RENT.

Period: 1st - 4th months.

The steps in this milestone are as follows:

Our sole director will search and negotiate with website developer and It specialist.

If we generate at least $25,000 in this offering we will search for a reasonably-priced office for rent.

We plan to spend $500-$1,000 on office equipment.

We plan to hire a reasonably-priced contractor for developing our website.

PROMOTE OUR WEBSITE AND OUR PRODUCTS.

Period: 5th - 8th months

The steps in this milestone are as follows:

We will hire contractors to work on SEO (searching engine optimizer).

If we generated 25,000 we can afford to spend on SEO approximately $6,500 per 12 months.

If we generated $50,000 or more in this offering we can spend on SEO approximately $700-$1,200 monthly.

ADVERTISING

Period: 9th -12th month

We will create a company profile on Facebook and other social media resources. We will pay to advertise our products and services on social media such as Facebook, Google +, Linked-in, Twitter , etc. We will print advertising brochures and flyers, and place advertisements for our product in appropriate service websites.

If we generate $25,000, we will spend all funds to promote our website online (SEO).

We will keep up with social media advertising, and start banner advertisement, additionally we will start to advertise on TV, newspapers and radio.

To implement our plan of operations we require a minimum of $25,000 for the next twelve months as described in our Plan of Operations. The above figures represent only estimated costs. Mr. Borisi Alborovi has verbally agreed to loan us funds up to $25,000 to implement our business plan. Mr. Alborovi will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

Liquidity and Capital Resources

As of September 30, 2020, we had $200 in cash deposited by a shareholder to purchase shares of the company. As the Company did not have a bank account as of September 30, 2020, the $200 is being held by Mr. Alborovi and is recorded as a related party receivable on the Company’s books. We also purchased a website $12,000 on September 30, 2020 so our total liquid assets comprise to $12,200. As of September 30, 2020, the website had not been paid for and was sitting in Accounts Payable.

Since inception, we have sold 3,200,000 shares of our common stock to our sole officer and director at a price of $0.0001 per share. The company also sold 200,000 to another shareholder at a price of $0.001 per share.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this Offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this Offering. We must raise cash to implement our strategy and stay in business. The amount of the Offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $11,000.

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We cannot guarantee that we will be able to sell all the shares offered herein. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this Prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

As of the date of this registration statement, the current funds available to us is not sufficient to implement our business plan until we raise funds from this offering. Borisi Alborovi, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of an interest-free, unsecured loan until closing of this Offering. However, there is no contract in place or written agreement securing this arrangement. Management believes if we do not raise sufficient funds in this Offering to cover the costs of implementing our business plan, as well as the costs associated with being a reporting company, we will have to cease all such efforts. As such, your investment may be lost in its entirety. See “Risk Factors.”

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise 25% of money from this offering, we believe it will fund operations for approximately one year, but with limited funds available to build and grow our business. If we raise 100% of money from this offering, we believe the money will last for more than one year and also provide funds for a growth strategy.

To meet our need for cash we are attempting to raise money from this Offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this Offering.

Management believes that the net proceeds, assuming a minimum of $25,000 is raised (provided that we are not required to raise any minimum amount of funding in the Offering), will be sufficient to implement our initial plan of operations in the 12 months period. However, after one year we may need to raise additional financing.

We will be highly dependent upon the success of future private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a start-up company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations as a result, investors would lose all of their investment.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls. We will be not be required to comply with the internal control requirements of the Sarbanes-Oxley Act until we either are required to file an annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78m or 78(d)) for the prior fiscal year or if we had filed an annual report with the Commission for the prior fiscal year.

When and if we do become subject to the internal control requirements of the Sarbanes-Oxley Act we may incur significant expense in meeting our public reporting responsibilities because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations. Becoming compliant may take longer than we expect, which may increase our exposure to financial fraud or erroneous financing reporting.

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Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States and are attached hereto. The preparation of these financial statements requires us to make estimates and judgments that affect the amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.  See additional accounting policies disclosed in the footnotes to our accompanying financial statements.

Inflation

Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during the period of August 17, 2020 (inception) to September 30, 2020.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director is elected for the term of one year, and until his or her successor is elected and qualified, or until his earlier resignation or removal. The name, address, age and position of our officers and directors are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Borisi Alborovi Otar Lortkifanidze 16, Tbilisi Georgia, 0114	33	President, Secretary, Treasurer and Director

The person named above has held his offices/positions since the inception of our Company and is expected to hold said offices/positions until the next annual meeting of our stockholders.

Resume

Borisi Alborovi has been our President, Secretary, Treasurer and sole Director since our incorporation on August 17, 2020.  Mr. Alborovi graduated from the Ilia State University – Faculty of Law at 2008. Then he graduated from the Georgian Institute of Public Affairs – Courses of Business Administration at 2015. For the last seven years Mr. Borisi Alborovi worked in sales, mostly as self-employed and during this time he has been planning formation and operation of Medicale Corp His specific knowledge, qualifications and skills have led to our conclusion that Mr. Alborovi is a suitable person to develop our business.

Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions, nor does our Company have a written nominating, compensation or audit committee charter. Our director believes that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the sole director.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The sole director believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the sole director and we do not have any specific process or procedure for evaluating such nominees. The sole director, will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our sole director may do so by directing a written request addressed to our president and director, at the address appearing on the first page of this Prospectus.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s sole director is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The sole director reviews the Company's internal accounting controls, practices and policies.

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EXECUTIVE COMPENSATION

Management Compensation

The following tables set forth certain information about compensation paid, earned or accrued for services by our sole officer and director from our inception on August 17, 2020 until September 30, 2020:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Borisi Alborovi, President,	2020	1,000	-0-	-0-	-0-	-0-	-0-	-0-	$1,000
Treasurer and Secretary

Mr. Alborovi currently devotes approximately thirty hours per week to manage our affairs. Currently, our officer and director is entitled to $1,000 per month in cash compensation but this amount is being deferred until the Company is in a position to start payments under Consulting Agreement. He is reimbursed for any out-of-pocket expenses that he incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

Stock Plan

We have not adopted a stock plan but may do so in the future.

Employment Agreements

The executive officer is currently not a party to any employment agreement with us.

Director Independence

Our securities are not currently traded on any public exchange and as such, we are not currently subject to corporate governance standards of listed companies, which require, among other things, that the majority of the board of directors be independent. We are not currently subject to corporate governance standards defining the independence of our directors, and we have chosen to define an “independent” director in accordance with the NASDAQ Global Market’s requirements for independent directors.

Under the NASDAQ rules, our current director does not qualify as an independent director.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 17, 2020, we issued a total of 3,200,000 shares of our common stock to Borisi Alborovi, our sole officer and director for consideration of $320.

27

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of September 30, 2020 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Of Common Stock

Common	Borisi Alborovi	3,200,000	94.11%
Common	Zauri Mdinaradze	200,000	5.88%
Common	All Officers and Directors as a Group (1 person)	3,200,000	94.11%

Future Sales by Existing Shareholders

A total of 3,200,000 common shares at $0.0001 per share have been issued to our sole stockholder. They are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition.

Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate upon the effectiveness of the registration statement that market maker will file an application on our behalf in order to be quoted on the OTC Bulletin Board. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Penny Stock Rules

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

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A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this Prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;
•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
•	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

Reports

Upon completion of this offering, we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Holders of Our Common Stock

Currently, we have one (2) holder of record of our common stock.

Dividends

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.0001 per share. As of September 30, 2020, there were 3,400,000 shares of our common stock issued and outstanding.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

We do not have an authorized class of preferred stock.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Anti-Takeover Law

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

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Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Selling Stockholder

The selling shareholder named in this prospectus is offering 200,000 shares of common stock through this prospectus. All of the shares were acquired from us by the selling shareholders in offerings that was exempt from registration pursuant to Regulation S of the Securities Act of 1933. The selling shareholders purchased his shares from the company in a private offering. The following table provides information regarding the beneficial ownership of our common stock held by the selling shareholders as of September 22, 2022 including:

1.	The number of shares owned by him prior to this offering;
2.	The total number of shares that are to be offered by him;
3.	The total number of shares that will be owned by him upon completion of the offering;
4.	The percentage owned by him upon completion of the offering; and
5.	The identity of the control person(s) of any entity that owns the shares in parentheses.

The named party beneficially owns and has sole voting and investment power over all of his shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assumes that all his shares offered are sold. The percentages are based on 200,000 shares of his common stock outstanding as of September 22, 2020.

	Beneficial Ownership Prior to this Offering			Beneficial Ownership After this Offering (1)
Selling Stockholder	Number of Shares	Percent of Class	Shares That Will Be Offered	Number of Shares	Percent of Class

Zauri Mdinaradze	200,000	100.0%	200,000	Nil	0%

In the event that the selling stockholder sells the 200,000 shares, he will own zero percent of the Company’s outstanding common stock.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon by Laxague Law, Inc., a professional law corporation.

EXPERTS

Our audited financial statements for the period from August 17, 2020 (inception) to September 30, 2020 included in this Prospectus, have been audited by Mac Accounting Group, LLP, independent registered public accountants, as indicated in their report with respect thereto, and are in reliance upon the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ADDITIONAL INFORMATION

We have filed this registration statement on Form S-1, including exhibits, with the SEC with respect to the shares being offered in this Offering. This Prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits. If and when the SEC declares our registration statement effective, we will begin filing reports pursuant to the Securities Exchange Act of 1934, as amended. For further information with respect to our Common Stock, and us we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this Prospectus as to the contents of any contract or any other document referred to herein are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may inspect a copy of the registration statement without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F. St. NE, Washington, D.C. 20549, upon payment of fees prescribed by the SEC. The SEC maintains a worldwide website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov. The SEC’s toll free investor information service can be reached at 1-800-SEC-0330.

FINANCIAL STATEMENTS

The audited financial statements for the period of August 17, 2020 (inception) to September 30, 2020 are set forth on pages F-1 through F-10.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS, OR OF ANY SALE OF OUR COMMON STOCK.

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F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors of Medicale Corp

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Medicale Corp (the Company) as of September 30, 2020, the related statements of operations, stockholders’ deficit and cash flows for the period from inception on August 17, 2020 through September 30, 2020 and the related notes to the financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2020, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations during the period under audit, and its total liabilities exceeds its total assets. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Mac Accounting Group, LLP

We have served as the Company's auditor since 2020.

Midvale, Utah

November 12, 2020

F-2

MEDICALE CORP

BALANCE SHEETS

September 30, 2020
ASSETS
Current Assets
Related party receivables	$200
Total Current Assets	200

Intangible assets, net	12,000

Total Assets	$12,200

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable	$13,000
Related party advances	603
Total Current Liabilities	13,603

Stockholders’ Deficit
Common stock, par value $0.0001; 75,000,000 shares authorized, 3,400,000 shares issued and outstanding	340
Additional paid in capital	180
Accumulated deficit	(1,923)
Total Stockholders’ Deficit	(1,403)

Total Liabilities and Stockholders’ Deficit	$12,200

See accompanying notes to the financial statements.

F-3

MEDICALE CORP

STATEMENT OF OPERATION

From August 17, 2020 (inception) ended September 30, 2020

REVENUES	$–

General and Administrative Expenses	1,923

NET INCOME (LOSS) FROM OPERATION	(1,923)

INCOME (LOSS) BEFORE TAXES	(1,923)
PROVISION FOR TAXES	–

NET INCOME (LOSS)	$(1,923)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	3,302,223

See accompanying notes to the financial statements.

F-4

MEDICALE CORP

STATEMENT OF STOCKHOLDER' EQUITY (DEFICIT)

For the period from August 17, 2020 (inception) through September 30, 2020

	Common Stock		Additional Paid-in		Total Stockholder’s
	Shares	Amount	Capital	Deficit	Equity (Deficit)

Balance, August 17, 2020 (inception)	–	$–	$–	$–	$–

Sale of common stock to a related party at $0.0001 per share	3,200,000	320	–	–	320
Sale of common stock at $0.001 per share	200,000	20	180		200
Net loss for the period ended September 30, 2020	–	–	–	(1,923)	(1,923)
Balance, September 30, 2020	3,400,000	$340	$180	$(1,923)	$(1,403)

See accompanying notes, which are an integral part of these financial statements

F-5

MEDICALE CORP

STATEMENT OF CASH FLOWS

From August 17, 2020 (inception) ended September 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) for the period	$(1,923)
Changes in assets and liabilities:
Intangible assets	(12,000)
Accounts payable	13,000
Related party receivables	(200)
CASH FLOWS USED IN OPERATING ACTIVITIES	(1,123)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from sale of common stock	520
Proceeds from related party short term advances	603

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	1,123

Net Cash Increase for Period	–

Cash at the beginning of Period	–
Cash at end of Period	$–

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$–
Income taxes paid	$–

See accompanying notes, which are an integral part of these financial statements

F-6

MEDICALE CORP

Notes to the Financial Statements

September 30, 2020

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

MEDICALE CORP (“the Company,”, “we,” “us” or “our”) was incorporated in the State of Nevada on August 17, 2020. We plan to offer consulting services and distribution of the dietary supplements. A dietary supplement is a manufactured product intended to supplement the diet when taken by mouth as a pill, capsule, tablet, or liquid. A supplement can provide nutrients either extracted from food sources or synthetic, individually or in combination, in order to increase the quantity of their consumption.

Our principal place of business is located Otar Lortkifanidze 16, Tbilisi, Georgia, 0114 which is provided to us on a rent free basis by our sole officer and director. Our telephone number is +17026054432.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern.  The Company has an accumulated deficit of $1,923 as of September 30, 2020.  The Company currently has losses and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with GAAP. The Company’s year-end is September 30.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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Deferred Offering Costs

Financial Accounting Standard Board Accounting Standards Codification number 340-10-S99-1, Other Assets and Deferred Costs, allows specific, incremental costs directly related to securities offerings to be deferred and charged against the gross proceed of the offering. The Company defers applicable syndication expenses based on this criteria. The Company will write off all deferred offering costs if a securities offering is aborted.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820 "Fair Value Measurement" defines fair value as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The standards apply to recurring and nonrecurring fair value measurements of financial and non-financial assets and liabilities. The Company determines the fair values of its assets and liabilities based on a fair value hierarchy that includes three levels of inputs that may be used to measure fair value.

For The three levels are defined as follows:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Due to its short-term nature, the carrying value of deferred offering costs approximated fair value at September 30, 2020.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Long-Lived Assets – Intangible Assets

We account for our intangible assets in accordance with ASC Subtopic 350-30, General Intangibles Other Than Goodwill, and ASC Subtopic 360-10-05, Accounting for the Impairment or Disposal of Long-Lived Assets. ASC Subtopic 350-30 requires assets to be measured based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable. Further, ASC Subtopic 350-30 requires an intangible asset to be amortized over its useful life and for the useful life to be evaluated every reporting period to determine whether events or circumstances warrant a revision to the remaining period of amortization. If the estimate of useful life is changed the remaining carrying amount of the intangible asset is amortized prospectively over the revised remaining useful life. Costs of internally developing, maintaining, or restoring intangible assets are recognized as an expense when incurred.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share.” Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of September 30, 2020 there were no potentially dilutive debt or equity instruments issued or outstanding.

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Recent Accounting Pronouncements

We have reviewed all the recently-issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Risks and Uncertainties

In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally.

The ultimate impact of the COVID-19 pandemic on the Company’s operations is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption, reduced customer traffic and reduced operations. Any resulting financial impact cannot be reasonably estimated at this time but is anticipated to have a material adverse impact on our business, financial condition and results of operations.

Management expects that its business will be impacted to some degree, but the significance of the impact of the COVID-19 outbreak on the Company’s business and the duration for which it may have an impact cannot be determined at this time.

Note 4 – COMMON STOCK

The Company has 75,000,000, $0.0001 par value shares of voting common stock authorized.

All shares of common stock have voting rights and are identical. All holders of shares of common stock shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock held by such stockholder.

During the period ended September 30, 2020, the Company sold 3,200,000 shares of common stock to the Company’s sole officer, director, and related party, Borisi Alborovi, for $0.0001 per share or $320.

During the period ended September 30, 2020, the Company sold 200,000 shares of common stock to a non-related party for $0.001 per share or $200.

As of September 30, 2020 the company had 3,400,000 shares issued and outstanding.

Note 5 – INTANGIBLE ASSETS

The Company purchased and possesses an asset in a form of an operative website with news blog. The Company purchased the website for $12,000. The Company plans to amortize the website straight-line over its five year useful life or $2,400 per year. The website was purchased on September 30, 2020 therefore any amortization for the period ended September 30, 2020 would be immaterial.

Note 6– COMMITMENTS AND CONTINGENCIES

Our sole officer and director, Borisi Alborovi, has agreed to provide his own premise for office needs. He will not take any fee for these premises, it is for free use.

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Note 7 – RELATED PARTY TRANSACTIONS

The sole officer and director, Borisi Alborovi, is the only related party with whom the Company had transactions with during the period from inception on August 17, 2020 through September 30, 2020. During this period, Mr. Alborovi paid $603 for operating expenses on behalf of the Company. The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment. The outstanding amounts were $603 as of September 30, 2020.

As of September 30, 2020, due to the Company not having a bank account, Mr. Alborovi had possession of $200 of the Company’s funds. This amount is recorded in related party receivables on the Balance Sheet.

Note 8 - INCOME TAXES

The reconciliation of income tax benefit (expenses) at the U.S. statutory rate of 21% for the period ended as follows:

September 30,
2020
Tax benefit (expenses) at U.S. statutory rate	$404
Change in valuation allowance	(404)
Tax benefit (expenses), net	$–

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets are as follows:

September 30,
2020
Net operating loss	$404
Valuation allowance	(404)
Deferred tax assets, net	$–

The Company has accumulated approximately $(1,923) of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which begin to expire in fiscal 2039. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

Note 9 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to September 30, 2020 to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

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PROSPECTUS

10,200,000 SHARES OF COMMON STOCK

MEDICALE CORP

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$12.98
Accounting Fees and Expenses	1,000.00
Legal Fees, Auditor Fees and Expenses	8,500.00
Edgar Agent Fees	1,500.00
TOTAL	$11,012.98

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

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Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On August 17, 2020 the Company issued a total of 3,200,000 shares of common stock at a price of $0.0001 per share to Borisi Alborovi, CEO of Medicale Corp.

On September 22, 2020 the Company issued a total of 200,000 shares of common stock at a price of $0.001 per share to Zauri Mdinaradze.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit

3.1*	Articles of Incorporation of the Registrant
3.2*	Bylaws of the Registrant
5.1*	Opinion of Laxague Law, Inc. a professional law corporation. re: the legality of the shares being registered
10.1*	Form of Subscription Agreement
23.1*	Consent of Laxague Law, Inc., a professional law corporation (included in Exhibit 5.1)
23.2	Consent of Mac Accounting Group, LLP.
99.1*	Minutes of a Meeting of the Directors of the Company

____________

* Previously filed

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ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on

Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Otar Lortkifanidze 16, Tbilisi, Georgia, 0114 on December 17, 2020.

MEDICALE CORP

By: /s/ Borisi Alborovi
Name: Borisi Alborovi Title: President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Borisi Alborovi
Borisi Alborovi	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	December 17, 2020

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